Exhibit 3.2

BY-LAWS
of
INTERNATIONAL BUSINESS MACHINES CORPORATION
Adopted April 29,1958
As Amended Through
April 28, 2026

TABLE OF CONTENTS
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ii

BY-LAWS
OF
INTERNATIONAL BUSINESS MACHINES CORPORATION
ARTICLE I
DEFINITIONS
In these By-laws, and for all purposes hereof, unless there be something in the subject or context inconsistent therewith:
(a)“Board” shall mean the Board of Directors of the Corporation.
(b)“Certificate of Incorporation” shall mean the restated Certificate of Incorporation as filed on May 27, 1992, together with any and all amendments and subsequent restatements thereto.
(c)“Chairman of the Board”, “Vice Chairman”, “Chairman of the Executive Committee”, “Chief Executive Officer”, “Chief Financial Officer”, “Chief Accounting Officer”, “President”, “Executive Vice President”, “Senior Vice President”, “Vice President”, “Treasurer”, “Secretary”, or “Controller”, as the case may be, shall mean the person at any given time occupying the particular office with the Corporation.
(d)“Corporation” shall mean International Business Machines Corporation.
(e)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(f)“Lead Director” shall mean, at any given time, the lead, independent member of the Board occupying such position.
(g)“stockholders” shall mean the stockholders of the Corporation.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place either within or outside the State of New York as may from time to time be fixed by the Board or specified or fixed in the notice of any such meeting.
SECTION 2. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the last Tuesday of April of each year, if not a legal holiday, or, if such day shall be a legal holiday, then on the next succeeding day not a legal holiday, or any other day as determined by the Board. If the directors to be elected at such annual meeting shall not have been elected thereat or at any adjournment thereof, the Board shall forthwith call a special meeting of the stockholders for the election of directors to be held as soon thereafter as convenient and give notice thereof as provided in these By-laws in respect of the notice of an annual meeting of the stockholders. At such special meeting, the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.
SECTION 3. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law, may be called at any time by the Chairman of the Board or by the Board, and shall be called by the Board upon written request delivered to the Secretary of the Corporation by the holder(s) with the power to vote and dispose of at least 25% of the outstanding shares of the Corporation. Such request shall be signed by each such holder, stating the number of shares owned by each holder, and shall indicate the purpose of the requested meeting and provide the other information required for the submission of business at an annual meeting pursuant to Section 7 of this Article II. In addition, any stockholder(s) requesting a special meeting shall promptly provide any other information reasonably requested by the Corporation. Business conducted at a special meeting shall be limited to that specified in the notice of meeting.
SECTION 4. Notice of Meetings. Notice of each meeting of the stockholders, annual or special, shall be given in the name of the Chairman of the Board, a Vice Chairman or the President or a Vice President or the Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the place, date and hour of the meeting, the means of electronic communications, if any, by which stockholders and proxyholders may participate in the proceedings of the meeting and vote at or grant proxies for such meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. A copy thereof shall be duly delivered or transmitted to all stockholders of record entitled to vote at such meeting, and all stockholders of record who, by reason of any action proposed to be taken at such meeting, would be entitled to have their stock appraised if such action were taken, not less than ten or more than sixty days before the day on which the meeting is called to be held. If mailed, such copy shall be directed to each stockholder at the address listed on the record of stockholders of the Corporation, or if the stockholder shall have filed with the Secretary a written request that notices be mailed to some other address, it shall be mailed to the address designated in such request. Nevertheless, notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall waive notice thereof as hereinafter provided in Article IX of these By-laws. Except when expressly required by law, notice of any adjourned meeting of the stockholders need not be given nor shall publication of notice of any annual or special meeting thereof be required.
SECTION 5. Quorum. Except as otherwise provided by law, at all meetings of the stockholders, the presence of holders of record of a majority of the outstanding shares of stock of the Corporation having voting power, in person or represented by proxy and entitled to vote thereat, shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or represented by proxy and entitled to vote thereat, or, in the absence of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time without further notice, other than by announcement at the meeting at which such adjournment shall be taken, until a quorum shall be present thereat. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board, or in the absence of the Chairman of the Board, the President, or in the absence of the Chairman of the Board and the President, a Vice Chairman, or if the Chairman of the Board, the President, and all Vice Chairmen shall be absent therefrom, an Executive Vice President, or if the Chairman of the Board, the President, all Vice Chairmen and all Executive Vice Presidents shall be absent therefrom, a Senior Vice President shall act as chairman. The Secretary, or, if the Secretary shall be absent from such meeting or unable to act, the person whom the Chairman of such meeting shall appoint secretary of such meeting shall act as secretary of such meeting and keep the minutes thereof.
SECTION 7. Items of Business. The items of business at all meetings of the stockholders shall be, insofar as applicable, as follows:
-Call to order.
-Proof of notice of meeting or of waiver thereof.
-Appointment of inspectors of election, if necessary.
-A quorum being present.
-Reports.
-Election of directors -- Other business specified in the notice of the meeting.
-Adjournment.
Any items of business not referred to in the foregoing may be taken up at the meeting as the chairman of the meeting shall determine. The chairman of the meeting shall also determine all matters relating to the conduct of the meeting, including, but not limited to, the items of business, as well as the maintenance of order and decorum.
No business shall be transacted at any annual meeting of stockholders, except business as may be: (i) specified in the notice of meeting (including, but not limited to, stockholder proposals included in the Corporation’s proxy materials under Rule 14a-8 of Regulation 14A under the Exchange Act), (ii) otherwise brought before the meeting by or at the direction of the Board, (iii) a proper subject for the meeting which is timely submitted by a stockholder of the Corporation entitled to vote at such meeting who complies fully with the notice requirements set forth below or (iv) a director nomination submitted by a stockholder in accordance with Section 11 of this Article II.
For (i) business to be properly submitted by a stockholder before any annual meeting under subparagraph (iii) above, or (ii) any stockholder to properly nominate any person for election as a director of the Corporation (other than director nominations submitted in accordance with Section 11 of this Article II), a stockholder must give timely notice in writing of such business or nomination to the Secretary of the Corporation in accordance with this Section 7. To be considered timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days before the anniversary date of the Corporation’s proxy statement released to stockholders in connection with the prior year’s annual meeting.
However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, a stockholder’s notice must be received by the Secretary not later than the 10th calendar day following the date on which the Corporation publicly announces the date of the applicable annual meeting.
A stockholder’s notice to the Secretary to submit business or nominate directors (other than director nominations submitted in accordance with Section 11 of this Article II) at an annual meeting of stockholders shall set forth:
(a)As to each person whom the stockholder proposes to nominate for election to the Board, (i) all information relating to such person that would be required to be disclosed in the proxy materials for the election of directors in a contested election, or would otherwise be required to be disclosed pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person consents to serving as a director of the Corporation, if elected, and to being named in a proxy statement and form of proxy as a nominee, and intends to serve as a director of the Corporation for the full term for which such person is standing for election, (iii) the written representations and agreements required by Section 7(d) below, and (iv) all completed and signed questionnaires required of the Corporation’s directors (which will be provided to such person promptly following a written request therefor); provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 7(a), the stockholder shall, at the request of the Corporation, promptly, but in any event within five business days after such request, provide to the Corporation such other information relating to each person whom the stockholder proposes to nominate for election to the Board as the Board may reasonably request, including, but not limited to, such additional information as necessary to permit the Board to determine if such person is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.
(b)As to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of any proposal (including the text of any resolutions proposed for consideration, and in the event the stockholder seeks to bring before the meeting a proposal to amend these By-laws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any substantial interest (within the meaning of Item 5 of Schedule 14A of the Exchange Act) of the stockholder and the beneficial owner(s), if any, with respect to the business that the stockholder proposes to bring before the meeting.
(c)As to the stockholder giving the notice and the beneficial owner(s), if any, on whose behalf the nomination is made or the other business is proposed, (i) the name and address of the stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner(s), (ii) the class or series and number of shares of stock of the Corporation which are owned directly or indirectly, beneficially and of record by such stockholder and such beneficial owner(s), (iii) a representation that the stockholder is a holder of record of shares of the Corporation at the time of giving of the notice, will be entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner(s) or their respective affiliates and any other person, including without limitation, any information that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D of the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable) and the stockholder’s agreement to notify the Corporation in writing within five business days after any such agreement, arrangement or understanding is entered into, (v) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, and any ownership position in debt securities) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner(s) or their respective affiliates, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of the common stock or any series of preferred stock of the Corporation, or maintain, increase or decrease the voting power of the stockholder, beneficial owner(s) or their respective affiliates with respect to any common stock or any series of preferred stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after any such agreement, arrangement or understanding is entered into, (vi) a representation stating whether the stockholder or the beneficial owner(s), if any, or any of their respective affiliates will engage in a solicitation within the meaning of Exchange Act Rule 14a-1(l) with respect to the nomination or other business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to, (x) with respect to any business other than the election of directors of the Corporation, holders of at least the percentage of the common stock or any series of preferred stock of the Corporation required to approve or adopt such business to be proposed by the stockholder, and (y) with respect to the election of directors of the Corporation, holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors of the Corporation, and (vii) all completed and signed questionnaires required of such stockholder, beneficial owner(s) and their respective affiliates, in each case, in the form required by the Corporation (which will be provided to such person promptly following a written request therefor); provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 7(c), the stockholder, beneficial owner(s) and their respective affiliates, if any, shall, at the request of the Corporation, promptly, but in any event within five business days after such request, provide to the Corporation such other information as it may reasonably request.
(d)The stockholder giving the notice must also deliver to the Secretary a written representation and agreement signed by each of its nominees and representing and agreeing that such nominee: (i) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question, that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a nominee that has not been disclosed to the Corporation, and is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director of the Corporation that is not disclosed to the Corporation, and (iii) if elected as a director of the Corporation, will comply with all of the Corporation’s policies and guidelines applicable to directors (copies of which shall be provided to director nominees promptly following a written request therefor).
(e)Except as otherwise required by law, each of the Board or the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 and all applicable laws (including, but not limited to, all applicable federal and state laws and the rules and regulations thereunder). If any proposed nomination or other business is not in compliance with these By-laws or any applicable law, then, except as otherwise required by law, the Board or the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(f)Any person, other than the Board or persons acting on its behalf, directly or indirectly soliciting proxies from stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board.
(g)The stockholder submitting such notice shall, no later than five business days following the record date for the applicable meeting, deliver to the Secretary at the principal executive offices of the Corporation, a written notice disclosing any changes to the information so submitted, as of such record date.
(h)Notwithstanding the foregoing provisions of this Section 7, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials shall comply with the requirements of Rule 14a-8 under Regulation 14A of the Exchange Act.

(i)For purposes of these By-laws, the term “affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.
SECTION 8. Voting. Except as otherwise provided by law or the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in the stockholder’s name on the record of stockholders of the Corporation:
(a)on the date fixed pursuant to the provisions of Section 5 of Article VII of these By-laws as the record date for the determination of the stockholders who shall be entitled to vote at such meeting, or
(b)if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting shall have been given, or
(c)if such record date shall not have been so fixed and if no notice of such meeting shall have been given, then at the time of the call to order of such meeting.
Any vote on stock of the Corporation at any meeting of the stockholders may be given by the stockholder of record entitled thereto in person or by proxy appointed by such stockholder or by the stockholder’s attorney thereunto duly authorized and delivered or transmitted to the secretary of such meeting at or prior to the time designated in the order of business for turning in proxies. At all meetings of the stockholders at which a quorum shall be present, all matters (except where otherwise provided by law, the Certificate of Incorporation or these By-laws) shall be decided by the vote of a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote thereat. Unless required by law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by the stockholder’s proxy as such, if there be such proxy.
SECTION 9. List of Stockholders. A list, certified by the Secretary, of the stockholders of the Corporation as of the record date shall be produced at any meeting of the stockholders upon the request of any stockholder of the Corporation pursuant to the provisions of applicable law, the Certificate of Incorporation or these By-laws.
SECTION 10. Inspectors of Election. Prior to the holding of each annual or special meeting of the stockholders, two inspectors of election to serve thereat shall be appointed by the Board, or, if the Board shall not have made such appointment, by the Chairman of the Board. If there shall be a failure to appoint inspectors, or if, at any such meeting, any inspector so appointed shall be absent or shall fail to act or the office shall become vacant, the chairman of the meeting may, and at the request of a stockholder present in person and entitled to vote at such meeting shall, appoint such inspector or inspectors of election, as the case may be, to act thereat. The inspectors of election so appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting, with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors of election shall take charge of the polls, and, after the voting on any question, shall make a certificate of the results of the vote taken. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
SECTION 11. Proxy Access.
(a)The Corporation shall include in its proxy statement for an annual meeting of the stockholders, the name, together with the required information specified below, of any person nominated for election to the Board by a stockholder that satisfies, or by a group of no more than 20 stockholders that satisfy, the requirements of this Section 11, and who expressly elects at the time of providing the notice required by this Section 11 to have its nominee included in the Corporation’s proxy materials pursuant to this Section 11. The number of stockholders to be counted towards the 20-stockholder limit in the foregoing sentence shall be the aggregate number of record stockholders and beneficial owners whose ownership is counted for the purposes of satisfying the ownership requirements set forth in paragraph (e) of this Section 11. Two or more funds that are (i) under common management and investment control or (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder for purposes of determining the aggregate number of stockholders in this paragraph and shall be treated as one person for the purpose of determining “ownership” as defined in paragraph (d) of this Section 11; provided that the funds provide documentation reasonably satisfactory to the Corporation to demonstrate that such funds satisfy the requirements of clause (i), (ii) or (iii) above. No stockholder may be a member of more than one group using the proxy access procedures set forth in this Section 11, and no shares of stock may be attributed to more than one stockholder or group of stockholders. If any person purports to be a member of more than one group of stockholders, such person shall only be deemed to be a member of the group that has the largest ownership position (as reflected in the notice provided pursuant to this Section 11).
For purposes of this Section 11, the information that the Corporation will be required to include in its proxy statement is: (i) the information concerning the nominee and the stockholder or group of stockholders who nominated such nominee that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if such stockholder or group of stockholders so elects, a statement pursuant to paragraph (j) of this Section 11. To be timely, this required information must be included in the notice required to be submitted to the Secretary of the Corporation pursuant to paragraph (b) of this Section 11. Nothing in this Section 11 shall limit the Corporation’s ability to solicit against or for, and include in its proxy materials its own statements relating to, any nominee or any nominating stockholder or group of stockholders.
(b)For nominations pursuant to this Section 11 to be properly submitted, the submitting stockholder or group of stockholders must give timely notice in writing of such nominations to the Secretary of the Corporation. To be considered timely, such notice and any other information required by this Section 11 must be received by the Secretary at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days before the anniversary date of the Corporation’s proxy statement released to stockholders in connection with the prior year’s annual meeting. However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, a stockholder’s notice must be received by the Secretary not later than the 10th calendar day following the date on which the Corporation publicly announces the date of the applicable annual meeting.
(c)The number of stockholder nominees nominated pursuant to this Section 11 (including any nominees that were submitted by a stockholder or group of stockholders for inclusion in the Corporation’s proxy materials pursuant to this Section 11, but either are subsequently withdrawn or that the Board decides to nominate as Board nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders, together with any nominees who were previously elected to the Board, after being nominated pursuant to this Section 11, at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board, shall not exceed the greater of two or 20% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 11 may be received by the Secretary of the Corporation pursuant to this Section 11, or if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board after the last day on which notice of a nomination in accordance with the procedures set forth in this Section 11 may be received by the Secretary of the Corporation pursuant to Section 11, but before the date of the annual meeting of stockholders and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of stockholder nominees nominated pursuant to this Section 11 included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any stockholder or group of stockholders submitting more than one nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 11 shall rank its nominees based on the order that such stockholder or group of stockholders desires such nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of stockholder nominees submitted by stockholders or groups of stockholders pursuant to this Section 11 exceeds the maximum number of stockholder nominees provided for in this Section 11. In the event that the number of stockholder nominees submitted by stockholders or groups of stockholders pursuant to this Section 11 exceeds the maximum number of stockholder nominees provided for in this Section 11, the highest ranking stockholder nominee who meets the requirements of this Section 11 from each stockholder or group of stockholders will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each stockholder or group of stockholders disclosed as owned in its respective notice of a nomination submitted to the Corporation in accordance with the procedures set forth in this Section 11. If the maximum number is not reached after the highest ranking stockholder nominee who meets the requirements of this Section 11 from each stockholder or group of stockholders has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d)For purposes of this Section 11, a stockholder or group of stockholders shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder or any member of a group of stockholders possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including, but not limited to, the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and has recalled such shares within five business days of being notified that any of their nominees will be included in the Corporation’s proxy materials; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board. For purposes of this Section 11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(e)In order to make a nomination pursuant to this Section 11, a stockholder or group of stockholders must have owned (as defined above) 3% or more of the Corporation’s outstanding common stock continuously for at least three years as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this Section 11 and the record date for determining stockholders entitled to vote at the annual meeting of stockholders, and must continue to hold at least 3% of the Corporation’s outstanding common stock through the meeting date. Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, a stockholder or group of stockholders must provide the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (or for beneficial owners, proof of ownership from each intermediary through which the shares are or have been held during the requisite three-year holding period in a form that would be deemed by the Corporation to be acceptable pursuant to Rule 14a-8(b)(2) under the Exchange Act for purposes of a shareholder proposal) verifying that, as of the date the written notice of the nomination is delivered to or mailed and received by the Secretary of the Corporation, the stockholder or group of stockholders owns, and has owned continuously for the preceding three years, at least 3% of the Corporation’s outstanding common stock, and the stockholder or group of stockholders’ agreement to provide, within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying such stockholder or group of stockholders’ continuous ownership of at least 3% of the Corporation’s outstanding common stock through the record date; (ii) the written consent of each stockholder nominee to being named in the proxy statement as a nominee and to serve as a director if elected and (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act.
(f)Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, a stockholder or group of stockholders must provide a representation and agreement that such stockholder or group of stockholders: (i) acquired at least 3% of the Corporation’s outstanding common stock in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (ii) presently intends to maintain qualifying ownership of at least 3% of the Corporation’s outstanding common stock through the date of the annual meeting and to vote such shares at the annual meeting, (iii) has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any person other than the nominee or nominees being nominated pursuant to this Section 11, (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting of stockholders other than its nominee or a nominee of the Board, (v) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation, and (vi) will provide facts, statements and other information in all communications with the Corporation and stockholders of the Corporation that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(g)Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, a stockholder or group of stockholders must provide an undertaking that the stockholder or group of stockholders agrees to: (i) assume all liability stemming from any legal or regulatory violation arising out of the stockholder or group of stockholders’ communications with the stockholders of the Corporation or out of the information that the such stockholder or group of stockholders provided to the Corporation, (ii) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders, and (iii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the stockholder or group of stockholders pursuant to this Section 11. In the case of a nomination by a group of stockholders, the stockholder group shall, in the notice required by this Section 11, designate one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 11 (including, but not limited to, withdrawal of the nomination).
The inspector of elections shall not give effect to the stockholder or group of stockholders’ votes with respect to the election of directors if such stockholder or group of stockholders does not comply with the undertaking) above.
(h)Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, the applicable stockholder or group of stockholders must deliver to the Secretary of the Corporation, at the principal executive offices of the Corporation, (i) all information and materials required by Section 7 of this Article II in connection with the nomination of any person for election as a director of the Corporation and (ii) a written representation and agreement that such person (x) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (y) may not be, and may not become, a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, and (z) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors. At the request of the Corporation, the stockholder nominee must submit all completed and signed questionnaires required of directors of the Corporation. In addition, such stockholder or group of stockholders shall provide the Secretary of the Corporation with notice of changes to such information, in the manner provided in Section 7 of this Article II, and shall promptly provide any other information reasonably requested by the Corporation.
The Corporation may request such additional information as necessary to permit the Board to determine if each stockholder nominee is independent under the listing standards of the principal U.S. securities exchange upon which the common stock of the Corporation is listed (including, but not limited to, any additional independence standards that are applicable to audit, compensation or other board committees), any applicable rules of the Securities and Exchange Commission (including, but not limited to, under the definition of a “non-employee director” under Exchange Act Rule 16b-3), the definition of “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision) and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors. If the Board determines that a stockholder nominee is not independent under any of the foregoing standards, the stockholder nominee will be ineligible for inclusion in the Corporation’s proxy materials.
(i)In the event that any information or communications provided by the stockholder or group of stockholders or the stockholder nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each stockholder or group of stockholders or stockholder nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.
(j)The stockholder or group of stockholders may provide to the Secretary of the Corporation, at the time the information required by this Section 11 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed 500 words, in support of the stockholder nominee’s candidacy. Only one such statement may be submitted by a stockholder or group of stockholders for each of their director nominees. Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or statement that it, in good faith, believes would violate any applicable law or regulation.
(k)The Corporation shall not be required to include, pursuant to this Section 11, any stockholder nominee in its proxy materials for any meeting of stockholders: (i) for which the Secretary of the Corporation receives a notice that a stockholder or group of stockholders has nominated a person for election to the Board pursuant to the advance notice requirements for stockholder nominees for director, (ii) if the stockholder nominee is, or has been within the three years preceding the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the stockholder nominee, an officer or director of a company that is a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the Corporation, (iii) who is not independent under any of the independence standards referred to in paragraph (h) of this Section 11, (iv) if the stockholder nominee serves as a director at more than four other public companies, or at more than two other public companies if the stockholder nominee also serves as an executive officer of another public company, as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the stockholder nominee, (v) if the stockholder nominee or the stockholder or group of stockholders who has nominated such stockholder nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the meeting other than such stockholder nominee or a nominee of the Board, (vi) who is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation that has not been disclosed to the Corporation, (vii) who is a named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the stockholder nominee, or who, within the ten years preceding such date, was convicted in such a criminal proceeding, (viii) who upon becoming a member of the Board, would cause the Corporation to be in violation of these By-laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation, (ix) if such stockholder nominee or the applicable stockholder or group of stockholders shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board, or (x) if the stockholder or group of stockholders or applicable stockholder nominee otherwise contravenes any of the agreements, representations or undertakings made by such stockholder or group of stockholders or stockholder nominee or fails to comply with its obligations pursuant to this Section 11. For purposes of clause (ii) above, a “competitor” of the Corporation is any company engaged in any business or other activities that are competitive with any aspect of the Corporation’s business to an extent that is more than de minimis, as determined by the Board.
(l)Notwithstanding anything to the contrary set forth in this Section 11, the Board or the chairman of the annual meeting of stockholders shall declare a nomination by a stockholder or group of stockholders to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (i) the stockholder nominee(s) and/or the applicable stockholder (or any member of any group of stockholders) shall have failed to comply or breached its or their obligations under this Section 11, including, but not limited to, a breach of any representations, agreements or undertakings required under this Section 11, or if any of the events or conditions referred to in paragraph (k) of this Section 11 has occurred, in each case as determined by the Board or the chairman of the annual meeting of stockholders or (ii) the stockholder or group of stockholders (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 11.
(m)Any stockholder nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either: (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders, or (ii) does not receive at least 25% of the votes cast in favor of the stockholder nominee’s election, will be ineligible to be a stockholder nominee pursuant to this Section 11 for the next two annual meetings of stockholders.
(n)The Board (or any other person or body duly authorized by the Board), at all times acting in good faith, shall have the power and authority to interpret this Section 11 and to make any and all determinations necessary or advisable pursuant to this Section 11.
ARTICLE III
BOARD OF DIRECTORS
SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws, directed or required to be exercised or done by the stockholders.
SECTION 2. Number; Qualifications; Election; Term of Office. The number of directors of the Corporation shall be thirteen, but the number thereof may be increased to not more than twenty-five, or decreased to not less than nine, by amendment of these By-laws. The directors shall be elected at the annual meeting of the stockholders. At each meeting of the stockholders for the election of directors at which a quorum is present, the vote required for election of a director shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor of or against such nominee. In a contested election, a nominee receiving a plurality of the votes cast at such election shall be elected. An election shall be considered to be contested if, as of the record date for such meeting, there are more nominees for election than positions on the Board to be filled by election at the meeting. Each director shall hold office until the annual meeting of the stockholders which shall be held next after the election of such director and until a successor shall have been duly elected and qualified, or until death, or until the director shall have resigned as hereinafter provided in Section 10 of this Article III, or until the director shall have been removed as hereinafter provided in Section 11 of this Article III.
SECTION 3. Place of Meetings. Meetings of the Board shall be held at such place either within or outside the State of New York as may from time to time be fixed by the Board or specified or fixed in the notice of any such meeting.
SECTION 4. First Meeting. The Board shall meet for the purpose of organization and the transaction of other business following each annual meeting of stockholders at such time and place as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.
SECTION 5. Regular Meetings. Regular meetings of the Board shall be held at times and dates fixed by the Board or at such other times and dates as the Chairman of the Board shall determine and as shall be specified in the notice of such meetings. Notice of regular meetings of the Board need not be given except as otherwise provided by law or these By-laws.
SECTION 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, provided, however, that if the Chairman of the Board is unavailable, a special meeting of the Board may be called by agreement of each of the remaining members of the Executive Committee.
SECTION 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time, place and, if required by law or these By-laws, the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, by first-class mail, at least four days before the day on which such meeting is to be held, or shall be sent by facsimile transmission or comparable medium, or be delivered personally or by telephone, before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall waive notice thereof as provided in Article IX of these By-laws. Any meeting of the Board shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.
SECTION 8. Quorum and Manner of Acting. A majority of the Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. Participation in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence in person at a meeting. Except as otherwise expressly required by law or the Certificate of Incorporation and except also as specified in Section 1, Section 5, and Section 6 of Article IV, in Section 3 of Article V and in Article XII of these By-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.
SECTION 9. Organization. At each meeting of the Board, the Chairman of the Board, or in the case of the Chairman’s absence therefrom, the Lead Director, or in the case of the Lead Director’s absence therefrom, the President, or in the case of the President’s absence therefrom, a Vice Chairman, or in the case of the absence of all such persons, another director chosen by a majority of directors present, shall act as chairman of the meeting and preside thereat. The Secretary, or if the Secretary shall be absent from such meeting, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.
SECTION 10. Resignations.
(a)Any director of the Corporation may resign at any time by giving written notice of resignation to the Board or the Chairman of the Board or the Secretary. Subject to Section 10(b), any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
(b)In an uncontested election, any incumbent nominee for director who does not receive an affirmative vote of a majority of the votes cast in favor of or against such nominee shall promptly tender his or her resignation after such election. The independent directors of the Board, giving due consideration to the best interests of the Corporation and its stockholders, shall evaluate the relevant facts and circumstances, and shall make a decision, within 90 days after the election, on whether to accept the tendered resignation. Any director who tenders a resignation pursuant to this provision shall not participate in the Board’s decision. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation.
SECTION 11. Removal of Directors. Any director may be removed, either with or without cause, at any time, by a vote of the stockholders.
SECTION 12. Vacancies. Any vacancy in the Board, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by the Board.

SECTION 13. Retirement of Directors. The Board may prescribe a retirement policy for directors on or after reaching a certain age, provided, however, that such retirement shall not cut short the annual term for which any director shall have been elected by the stockholders.
ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES
SECTION 1. Executive Committee. The Executive Committee shall be comprised of the Chairman of the Board, and each of the respective chairs of the (i) Audit Committee, (ii) Executive Compensation and Management Resources Committee, (iii) Directors and Corporate Governance Committee, in each case including any successor committee, and (iv) the Lead Director, if such person does not fall within one of the roles set forth in clause (i), (ii) or (iii) above. The Chairman of the Board shall serve as the Chairman of the Executive Committee to preside at all meetings of such Committee. The Secretary, or if the Secretary shall be absent from such meeting, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.
SECTION 2. Powers of the Executive Committee. To the extent permitted by law, the Executive Committee may exercise all the powers of the Board in the management of specified matters where such authority is delegated to it by the Board, and also, to the extent permitted by law, the Executive Committee shall have, and may exercise, all the powers of the Board in the management of the business and affairs of the Corporation (including, but not limited to, the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but excluding the power to appoint a member of the Executive Committee) in such manner as the Executive Committee shall deem to be in the best interests of the Corporation and not inconsistent with any prior specific action of the Board. An act of the Executive Committee taken within the scope of its authority shall be an act of the Board. The Executive Committee shall render in the form of minutes a report of its several acts at each regular meeting of the Board and at any other time when so directed by the Board.
SECTION 3. Meetings of the Executive Committee. Regular meetings of the Executive Committee shall be held at such times, on such dates and at such places as shall be fixed by resolution adopted by a majority of the Executive Committee, of which regular meetings notice need not be given, or as shall be fixed by the Chairman of the Executive Committee or in the absence of the Chairman of the Executive Committee the Chief Executive Officer and specified in the notice of such meeting. Special meetings of the Executive Committee may be called by the Chairman of the Executive Committee or by the Chief Executive Officer. Notice of each such special meeting of the Executive Committee (and of each regular meeting for which notice shall be required), stating the time and place thereof shall be mailed, postage prepaid, to each member of the Executive Committee, by first-class mail, at least four days before the day on which such meeting is to be held, or shall be sent by facsimile transmission or comparable medium, or be delivered personally or by telephone, at least twenty-four hours before the time at which such meeting is to be held; but notice need not be given to a member of the Executive Committee who shall waive notice thereof as provided in Article IX of these By-laws, and any meeting of the

Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of such Committee shall be present thereat.
SECTION 4. Quorum and Manner of Acting of the Executive Committee. Four members of the Executive Committee or, if the Lead Director does not fall within one of the roles set forth in clause (i), (ii) or (iii) of Section 1 of this Article V, five members of the Executive Committee, shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Executive Committee present at a meeting at which a quorum shall be present shall be the act of the Executive Committee. Participating in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence at a meeting of the Executive Committee. The members of the Executive Committee shall act only as a committee and individual members shall have no power as such.
SECTION 5. Other Committees. The Board may, by resolution adopted by a majority of the Board, designate members of the Board to constitute other committees, which shall have, and may exercise, such powers as the Board may by resolution delegate to them, and shall in each case consist of such number of directors as the Board may determine; provided, however, that each such committee shall have at least three directors as members thereof. Such a committee may either be constituted for a specified term or may be constituted as a standing committee which does not require annual or periodic reconstitution. A majority of all the members of any such committee may determine its action and its quorum requirements and may fix the time and place of its meetings, unless the Board shall otherwise provide. Participating in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence at a meeting of such other committees.
In addition to the foregoing, the Board may, by resolution adopted by a majority of the Board, create a committee of indeterminate membership and duration and not subject to the limitations as to the membership, quorum and manner of meeting and acting prescribed in these By-laws, which committee, in the event of a major disaster or catastrophe or national emergency which renders the Board incapable of action by reason of the death, physical incapacity or inability to meet of some or all of its members, shall have, and may exercise all the powers of the Board in the management of the business and affairs of the Corporation (including, without limitation, the power to authorize the seal of the Corporation to be affixed to all papers which may require it and the power to fill vacancies in the Board). An act of such committee taken within the scope of its authority shall be an act of the Board.
SECTION 6. Changes in Committees; Resignations; Removals; Vacancies. The Board shall have power, by resolution adopted by a majority of the Board, at any time to change or remove the members of, to fill vacancies in, and to discharge any committee created pursuant to these By-laws, either with or without cause. Any member of any such committee may resign at any time by giving written notice to the Board or the Chairman of the Board or the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any vacancy in any committee, whether arising from death, resignation, an increase in the number of committee members or any other cause, shall be filled by the Board in the manner prescribed in these By-laws for the original appointment of the members of such committee.
ARTICLE V
OFFICERS
SECTION 1. Number and Qualifications. The officers of the Corporation shall include the Chairman of the Board, and may include one or more Vice Chairmen, the President, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents or as Senior Vice Presidents or by other designations), the Treasurer, the Secretary and the Controller. Officers shall be elected from time to time by the Board, each to hold office until a successor shall have been duly elected or appointed and qualified, or until such officer’s death, resignation as hereinafter provided in Section 2 of this Article V, or removal as hereinafter provided in Section 3 of this Article V.
SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall become effective upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by a resolution adopted by a majority of the Board at any meeting of the Board.
SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of office which shall be vacant, in the manner prescribed in these By-laws for the regular election or appointment to such office.
SECTION 5. Chairman of the Board. The Chairman of the Board shall, if present, preside at each meeting of the stockholders and of the Board and shall perform such other duties as may from time to time be assigned by the Board. The Chairman may sign certificates representing shares of the stock of the Corporation pursuant to the provisions of Section 1 of Article VII of these By-laws; sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered; and affix the seal of the Corporation to any instrument which shall require it. The Chairman of the Board, when there is no President or in the absence or incapacity of the President, shall perform all the duties and functions and exercise all the powers of the President.

SECTION 6. Vice Chairman. Each Vice Chairman shall perform all such duties as from time to time may be assigned by the Board or the Chairman of the Board. The Vice Chairman may sign certificates representing shares of the stock of the Corporation pursuant to the provisions of Section 1 of Article VII of these By-laws; sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these By-laws to some officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered; and affix the seal of the Corporation to any instrument which shall require it; and in general, perform all duties incident to the office of Vice Chairman.
SECTION 7. President. The President shall perform all such duties as from time to time may be assigned by the Board or the Chairman of the Board. The President may sign certificates representing shares of the stock of the Corporation pursuant to the provisions of Section 1 of Article VII of these By-laws; sign, execute and deliver in the name of the Corporation all deeds mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered, and affix the seal of the Corporation to any instrument which shall require it; and, in general, perform all duties incident to the office of President. The President shall in the absence or incapacity of the Chairman of the Board and the Lead Director, perform all the duties and functions and exercise all the powers of the Chairman of the Board.
SECTION 8. Designated Officers. (a) Chief Executive Officer. Either the Chairman of the Board, or an officer, as the Board may designate, shall be the Chief Executive Officer of the Corporation. The officer so designated shall have, in addition to the powers and duties applicable to the office set forth in Section 5 or 7 of this Article V, general and active supervision over the business and affairs of the Corporation and over its several officers, agents, and employees, subject, however, to the control of the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, be an ex officio member of all committees of the Board (except the Audit Committee, the Directors and Corporate Governance Committee, and committees specifically empowered to fix or approve the Chief Executive Officer’s compensation or to grant or administer bonus, option or other similar plans in which the Chief Executive Officer is eligible to participate), and, in general, shall perform all duties incident to the position of Chief Executive Officer and such other duties as may from time to time be assigned by the Board. (b) Other Designated Officers. The Board may designate officers to serve as Chief Financial Officer, Chief Accounting Officer and other such designated positions and to fulfill the responsibilities of such designated positions in addition to their duties as officers as set forth in this Article V.
SECTION 9. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive and Senior Vice President shall perform all such duties as from time to time may be assigned by the Board or the Chairman of the Board or a Vice Chairman or the President.

Each Vice President shall perform all such duties as from time to time may be assigned by the Board or the Chairman of the Board or a Vice Chairman or the President or an Executive or a Senior Vice President. Any Vice President may sign certificates representing shares of stock of the Corporation pursuant to the provisions of Section 1 of Article VII of these By-laws.
SECTION 10. Treasurer. The Treasurer shall:
(a)have charge and custody of, and be responsible for, all the funds and securities of the Corporation, and may invest the same in any securities, may open, maintain and close accounts for effecting any and all purchase, sale, investment and lending transactions in securities of any and all kinds for and on behalf of the Corporation or any employee pension or benefit plan fund or other fund established by the Corporation, as may be permitted by law;
(b)keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;
(c)deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board or the Executive Committee;
(d)receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;
(e)disburse the funds of the Corporation and supervise the investment of its funds, taking proper vouchers therefor;
(f)render to the Board, whenever the Board may require, an account of all transactions as Treasurer; and
(g)in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board or the Chairman of the Board or a Vice Chairman or the President or an Executive or Senior Vice President.
SECTION 11. Secretary. The Secretary shall:
(a)keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the Executive Committee and other committees of the Board and the stockholders;
(b)see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;
(c)be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
(e)in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board or the Chairman of the Board or a Vice Chairman or the President or an Executive or Senior Vice President.
SECTION 12. Controller. The Controller shall:
(a)have control of all the books of account of the Corporation;
(b)keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses;
(c)keep all accounting records of the Corporation (other than the accounts of receipts and disbursements and those relating to the deposits of money and other valuables of the Corporation, which shall be kept by the Treasurer);
(d)render to the Board, whenever the Board may require, an account of the financial condition of the Corporation; and
(e)in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned by the Board or the Chairman of the Board or a Vice Chairman or the President or an Executive or Senior Vice President.
SECTION 13. Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board; provided, however, that the Board may delegate to a committee the power to fix or approve the compensation of any officers. An officer of the Corporation shall not be prevented from receiving compensation by reason of being also a director of the Corporation; but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to such officer.
ARTICLE VI
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
SECTION 1. Execution of Contracts. Except as otherwise required by law or these By-laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by any officer (including, but not limited to, any assistant officer) of the Corporation. The Board or the Executive Committee may authorize any agent or employee to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board or such Committee, as the case may be, may by resolution determine.

SECTION 2. Loans. Unless the Board shall otherwise determine, the Chairman of the Board or a Vice Chairman or the President or any Vice President, acting together with the Treasurer or the Secretary, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but in making such loans or advances no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by resolution adopted by the Board.
SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board or the Executive Committee or authorized by the Treasurer acting together with either the General Manager of an operating unit or a nonfinancial Vice President of the Corporation, which authorization may be general or confined to specific instances.
SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board or the Executive Committee may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board or the Executive Committee. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer, employee or agent of the Corporation.
SECTION 5. General and Special Bank Accounts. The Board or the Executive Committee may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board or the Executive Committee may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board or the Executive Committee. The Board or the Executive Committee may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.
SECTION 6. Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including, but not limited to, an action or proceeding by or in the right of the Corporation) by reason of the fact that such person is (i) an officer or director of the Corporation or (ii) an officer or director of the Corporation who is asked to serve in any capacity at the request of the Corporation in any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against, in each case, judgments, fines, amounts paid in settlement and reasonable expenses, including, but not limited to, attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right that vests upon the occurrence or alleged occurrence of any act or omission to act that forms the basis for or is related to the claim for which indemnification is sought and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, and the right to be indemnified for expenses incurred by such person in connection with successfully establishing a right to indemnification, in each case consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be ‘permitted’ within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time. The indemnification rights hereunder shall continue as to any such person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of any such person. If the right of indemnification provided for in this Section 6 is amended or repealed, such amendment or repeal will not limit the indemnification provided for herein with respect to any acts or omissions to act occurring prior to any such amendment or repeal.
ARTICLE VII
SHARES
SECTION 1. Stock Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned. To the extent that shares are represented by certificates, such certificates of stock shall be signed in the name of the Corporation by the Chairman of the Board or a Vice Chairman or the President or a Vice President and by the Secretary and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is signed by a registrar, other than the Corporation or its employee, the signatures of the Chairman of the Board, a Vice Chairman, the President, the Secretary, and transfer agent or a transfer clerk acting on behalf of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer, transfer agent or transfer clerk acting on behalf of the Corporation ceases to be such officer, transfer agent, or transfer clerk before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if they were still such officer, transfer agent or transfer clerk at the date of their issue.
SECTION 2. Books of Account and Record of Stockholders. There shall be kept at the office of the Corporation correct books of account of all its business and transactions, minutes of the proceedings of stockholders, Board, and Executive Committee, and a book to be known as the record of stockholders, containing the names and addresses of all persons who are stockholders, the number of shares of stock held, and the date when the stockholder became the owner of record thereof.
SECTION 3. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the record of stockholders of the Corporation only upon authorization by the registered holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed, provided such shares are represented by a certificate, or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose names shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such fact shall be stated in the entry of the transfer.
SECTION 4. Regulations. The Board may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.
SECTION 5. Fixing of Record Date. The Board shall fix a time not exceeding sixty nor less than ten days prior to the date then fixed for the holding of any meeting of the stockholders or prior to the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.
SECTION 6. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Corporation may, in its discretion, require such owner or the owner’s legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything to the contrary notwithstanding, the Corporation, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of New York.
SECTION 7. Inspection of Records. The record of stockholders and minutes of the proceedings of stockholders shall be available for inspection, within the limits and subject to the conditions and restrictions prescribed by applicable law.
SECTION 8. Auditors. The Board shall employ an independent public or certified public accountant or firm of such accountants who shall act as auditors in making examinations of the consolidated financial statements of the Corporation and its subsidiaries in accordance with generally accepted auditing standards. The auditors shall certify that the annual financial statements are prepared in accordance with generally accepted accounting principles, and shall report on such financial statements to the stockholders and directors of the Corporation. The Board’s selection of auditors shall be presented for ratification by the stockholders at the annual meeting. Directors and officers, when acting in good faith, may rely upon financial statements of the Corporation represented to them to be correct by the officer of the Corporation having charge of its books of account, or stated in a written report by the auditors fairly to reflect the financial condition of the Corporation.
ARTICLE VIII
OFFICES
SECTION 1. Principal Office. The principal office of the Corporation shall be at such place in the Town of North Castle, County of Westchester and State of New York as the Board shall from time to time determine.
SECTION 2. Other Offices. The Corporation may also have an office or offices other than said principal office at such place or places as the Board shall from time to time determine or the business of the Corporation may require.
ARTICLE IX
WAIVER OF NOTICE
Whenever under the provisions of any law of the State of New York, the Certificate of Incorporation or these By-laws or any resolution of the Board or any committee thereof, the Corporation or the Board or any committee thereof is authorized to take any action after notice to the stockholders, directors or members of any such committee, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if, at any time before or after such action shall be completed, such notice or lapse of time shall be waived by the person or persons entitled to said notice or entitled to participate in the action to be taken, or, in the case of a stockholder, by an attorney thereunto authorized. Attendance at a meeting requiring notice by any person or, in the case of a stockholder, by the stockholder’s attorney, agent or proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of such notice on the part of the person so attending, or by such stockholder, as the case may be.
ARTICLE X
FISCAL YEAR
The fiscal year of the Corporation shall end on the thirty-first day of December in each year.
ARTICLE XI
SEAL
The Seal of the Corporation shall consist of two concentric circles with the IBM logotype appearing in bold face type within the inner circle and the words ‘International Business Machines Corporation’ appearing within the outer circle.
ARTICLE XII
AMENDMENTS
These By-laws may be amended or repealed or new By-laws may be adopted by the stockholders at any annual or special meeting, if the notice thereof mentions that amendment or repeal or the adoption of new By-laws is one of the purposes of such meeting. These By-laws, subject to the laws of the State of New York, may also be amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the Board given at any meeting, if the notice thereof mentions that amendment or repeal or the adoption of new By-laws is one of the purposes of such meeting.
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